UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2017

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2  of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2017, Independence Holding Company issued a news release announcing its 2017 Third-Quarter and Nine-Month results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1News Release of Independence Holding Company dated November 9, 2017: Independence Holding Company Announces 2017 Third-Quarter and Nine-Month Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	November 9, 2017

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2017 THIRD-QUARTER AND NINE-MONTH RESULTS

Stamford, Connecticut, November 9, 2017. Independence Holding Company (NYSE: IHC) today reported 2017 third-quarter and nine-month results.

Financial Results

Net income attributable to IHC per share increased 36% to $.34 per share, diluted, or $5,229,000, for the three months ended September 30, 2017 compared to $.25 per share, diluted, or $4,323,000, for the three months ended September 30, 2016. Net income attributable to IHC of $24,496,000, or $1.50 per share diluted, for the nine months ended September 30, 2017 decreased from $114,769,000, or $6.60 per share diluted, in the same period of 2016 primarily due to the gain on sale of IHC Risk Solutions, LLC (“Risk Solutions”) in 2016.

The Company reported revenues of $83,752,000 for the three months ended September 30, 2017 compared to revenues for the three months ended September 30, 2016 of $78,542,000.  The Company reported revenues of $237,829,000 for the nine months ended September 30, 2017 compared to revenues for the nine months ended September 30, 2016 of $232,133,000.  Revenues increased primarily due to significant increases in specialty health premiums largely offset by a reduction in premiums from the exit of the Company’s stop-loss business.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are pleased with the 36% increase in our earnings per share for the quarter primarily attributable to a substantial increase in sales and earnings from the specialty health segment. The sale of Risk Solutions and exiting the medical stop-loss segment generated not only a large gain on sale but also significant liquidity and excess capital, which we have partially redeployed by purchasing equity stakes in several companies that distribute our products, repurchasing IHC stock, paying off all of our debt, and improving our infrastructure in anticipation of growth in specialty health, and the group disability and DBL segment.

We are one of the fastest growing and most innovative underwriters of specialty health products in the United States. In addition to our own distribution, several of the largest national health insurers and e-brokers (including eHealth) are now distributing a significant amount of our products. We are recognized for our development of medical insurance packages (including IHC’s Fusion product) that provide affordable coverage alternatives for consumers who either cannot afford Obamacare-compliant major medical health insurance coverages or who, because of increased subsidies, qualify for no cost Bronze plans under the Affordable Care Act, but need our supplemental products to cover their very high deductibles. We are also very well positioned for the expected increase in the duration of short-term medical plans as a result of the Trump Administration’s executive order directing federal agencies to extend the duration of these products to 364 days, subject to state law. For all the preceding reasons, we believe that we will continue the solid sales growth we have been experiencing for the balance of 2017, and will report significantly higher earned premiums and income in this segment in 2018.”

Mr. Thung continued, “Our marginal Federal tax rate is 35% and any reduction in the Federal tax rate, if the proposed tax reform legislation were to pass, would have a significant positive impact on our after tax earnings.  During the first nine months of 2017, the Company repurchased an aggregate 2,211,629 shares of our common stock at a total cost of $44.4 million primarily through a tender offer at a price per share of $20.00, and through private purchases. Our parent company’s balance sheet is very strong, we have no debt, and we still have substantial cash and un-deployed capital.  Our book value is $28.19 per share at September 30, 2017 compared to $25.53 per share at December 31, 2016, and $18.73 per share at December 31, 2015. Our overall investment portfolio continues to be very highly rated (on average, AA) and has a duration of approximately five years.”

About The IHC Group

Independence Holding Company (NYSE:IHC) is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries since 1980.  The IHC Group owns three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company), and IHC Specialty Benefits, Inc., a technology-driven insurance sales and marketing company that creates value for insurance producers, carriers and consumers (both individuals and small businesses) through a suite of proprietary tools and products (including ACA plans and small group medical stop-loss).  All products are placed with highly rated carriers.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

September 30, 2017

(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
REVENUES:
Premiums earned	$75,639	$67,335	$210,507	$195,524
Net investment income	4,403	4,004	12,414	12,700
Fee income	2,634	4,050	11,556	12,541
Other income	361	2,261	2,365	8,898
Net realized investment gains	715	2,367	987	3,945
Net impairment losses recognized in earnings	-	(1,475)	-	(1,475)

	83,752	78,542	237,829	232,133

EXPENSES:
Insurance benefits, claims and reserves	33,536	38,277	103,071	109,497
Selling, general and administrative expenses	42,337	32,823	115,404	97,947
Interest expense on debt	-	440	-	1,366

	75,873	71,540	218,475	208,810

Income from continuing operations before income taxes	7,879	7,002	19,354	23,323
Income taxes (benefits)	2,666	2,636	(5,175)	8,566

Income from continuing operations, net of tax	5,213	4,366	24,529	14,757

Discontinued operations
Income from discontinued operations, before income taxes	-	-	-	117,636
Income taxes on discontinued operations	-	-	-	7,724
Income from discontinued operations, net of tax	-	-	-	109,912

Net income	5,213	4,366	24,529	124,669
Less: (Income) loss from noncontrolling interests in subsidiaries	16	(43)	(33)	(9,900)

NET INCOME ATTRIBUTABLE TO IHC	$5,229	$4,323	$24,496	$114,769

Basic income per common share
Income from continuing operations	$.35	$.25	$1.53	$.84
Income from discontinued operations	-	-	-	5.84
Basic income per common share	$.35	$.25	$1.53	$6.68

WEIGHTED AVERAGE SHARES OUTSTANDING	14,965	17,120	15,999	17,189

Diluted income per common share
Income from continuing operations	$.34	$.25	$1.50	$.83
Income from discontinued operations	-	-	-	5.77
Diluted income per common share	$.34	$.25	$1.50	$6.60

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	15,274	17,340	16,287	17,402

As of November 3, 2017, there were 14,862,346 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	September 30,	December 31,
	2017	2016

ASSETS:
Investments:
Short-term investments	$50	$6,912
Securities purchased under agreements to resell	20,597	28,962
Trading securities	516	592
Fixed maturities, available-for-sale	426,000	449,487
Equity securities, available-for-sale	5,460	5,333
Other investments	18,338	23,534
Total investments	470,961	514,820

Cash and cash equivalents	26,565	22,010
Due and unpaid premiums	32,678	42,896
Due from reinsurers	383,192	440,285
Premium and claim funds	13,665	17,952
Goodwill	50,697	41,573
Other assets	61,472	54,928

TOTAL ASSETS	$1,039,230	$1,134,464

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$169,547	$219,113
Future policy benefits	217,415	219,450
Funds on deposit	143,637	145,749
Unearned premiums	7,993	9,786
Other policyholders' funds	10,249	9,769
Due to reinsurers	5,715	35,796
Accounts payable, accruals and other liabilities	59,747	55,477
Liabilities attributable to discontinued operations	-	68

TOTAL LIABILITIES	614,303	695,208

Commitments and contingencies
Redeemable noncontrolling interest	2,035	-

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,625	18,620
Paid-in capital	126,135	126,468
Accumulated other comprehensive loss	(2,344)	(6,964)
Treasury stock, at cost	(61,712)	(17,483)
Retained earnings	339,512	315,918

TOTAL IHC STOCKHOLDERS’ EQUITY	420,216	436,559
NONREDEEMABLE NONCONTROLLING INTERESTS	2,676	2,697

TOTAL EQUITY	422,892	439,256

TOTAL LIABILITIES AND EQUITY	$1,039,230	$1,134,464